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                                  Exhibit 99.1





FOR IMMEDIATE RELEASE                           COMPANY CONTACT:  Paul A. Miller
                                                                 (978)  725-7555

                                 LSB CORPORATION
                           SECOND QUARTER RESULTS 2005

NORTH ANDOVER, MA, -- (MARKET WIRE) - July 22, 2005 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced results for the three and six months ended June 30, 2005. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

The Corporation reported net income of $758,000 or $0.17 diluted earnings per share for the second quarter of 2005. This amount compares to net income of $2,357,000 or $0.53 diluted earnings per share for the same period of 2004. Net income for the six months ended June 30, 2005 was $1,617,000 or $0.36 diluted earnings per share compared to $3,143,000 or $0.71 diluted earnings per share for the six months ended June 30, 2004.

Net income for the three months and six months ended June 30, 2005 decreased by $1,599,000 and $1,526,000, respectively, from the same periods in 2004. This decrease is primarily due to the receipt of $2,528,000 (after tax $1,565,000 or approximately $0.35 diluted earnings per share) in 2004 from a U.S. Bankruptcy Judge's Order to make an interim distribution in a case in which the Company's wholly owned subsidiary, Lawrence Savings Bank (the "Bank"), is a secured creditor. The Bank recognized $253,000 of the interim distribution as a recovery to the allowance for loan losses on amounts previously charged off and the remaining $2,275,000 as a lawsuit judgment collected in non-interest income. The Bank recorded a negative provision for loan losses of $300,000 for the quarter ended June 30, 2004. Net income declined by $34,000 or 4.3% for the three months ended June 30, 3005 and increased $39,000 or 2.5% for the six months ended June 30, 2005 compared to the same periods in 2004 exclusive of the after tax effect of the interim distribution noted above.

Net interest income for the three months ended June 30, 2005 increased by $165,000 or 4.9% to $3,531,000 from $3,366,000 in 2004. Net interest income increased primarily due to higher average investment and loan balances, which contributed $737,000 to interest income for the three months ended 2005 compared to 2004. These interest earning assets were funded by deposit growth and FHLB advances, which increased interest expense by $464,000. Increased yields on interest bearing assets contributed $297,000 while higher cost of funding increased interest expenses by $405,000 for the three months ended June 30, 2005.

Non-interest income decreased by $118,000 for the three months ended June 30, 2005 excluding the lawsuit mentioned above. The decrease in non-interest income of $118,000 was primarily due to loan fees decreasing by $85,000. The decrease in loan fees from the second quarter of 2004 can be attributed to a decrease of $51,000 in prepayment penalties on commercial real estate loan payoffs in 2004 not in 2005. Mortgage servicing rights ("MSR") increased in fair value in 2004 resulting in a $52,000 decrease to the valuation allowance in 2004. Gains on the sale of mortgage loans decreased $47,000 due to a reduction in loans sold in 2005 from 2004.

Non-interest expenses were $2,760,000 for the three months ended June 30, 2005 compared to $2,771,000 for the same period of 2004. The decrease in the three months of 2005 compared to 2004 is primarily due to a decrease of $24,000 in professional fees resulting from a reduction in legal fees associated with collection efforts from past borrowers associated with the lawsuit noted above. Occupancy and equipment expense decreased $18,000 mainly attributable to a decrease in depreciation expense for furniture and fixtures for items that were fully depreciated in 2005 offset slightly by depreciation expense for the Salem, NH branch for a full quarter in 2005. Salaries and employee benefits decreased $19,000 due to a reduction in pension expense in 2005 from 2004. Data processing expense decreased $15,000 in the three months ended June 30, 2005 compared to 2004 mainly attributable to a reduction in service bureau charges as a result of new communication lines installed in 2004. Partially offsetting these expense decreases were increases in other operating expenses of $65,000 during 2005 from 2004, mainly as a result of increases in marketing, professional development and contributions totaling $39,000.

Net interest income for the six months ended June 30, 2005 increased by $296,000 or 4.4% to $7,085,000 from $6,789,000 in 2004. Net interest income increased primarily due to higher average investment and loan balances, which contributed $1,410,000 to interest income for the six months ended 2005 compared to 2004. These interest earning assets were funded by deposit growth and FHLB advances, which increased interest expense by $887,000. Increased yields on interest bearing assets contributed $291,000 while higher cost of funding increase interest expenses by $518,000.

Non-interest income for the six months ended June 30, 2005 decreased $75,000 primarily attributable to a reduction in loan fees of $67,000 in 2005 from 2004. This reduction in loan fees for the six months ended June 30, 2005 from the same period in 2004 can be attributed to a decrease of $63,000 in prepayment penalties on commercial real estate loan payoffs in 2004 not in 2005. Gains on the sale of mortgage loans decreased $47,000 to $22,000 in 2005 from $69,000 in 2004 due to a reduction in loan sales in 2005 from 2004. ATM and Debit Card Fees increased by $27,000 in 2005 from 2004.

Non-interest expenses were $5,341,000 for the six months ended 2005 compared to $5,259,000 in 2004. Salaries and employee benefits decreased to $3,184,000 in 2005 from $3,249,000 in 2004 due to a reduction in pension and other post retirement expenses in 2005 from 2004. Occupancy and equipment expense increased to $479,000 in 2005 from $439,000 in 2004 mainly attributable to increased depreciation expense associated with the new branch in Salem, NH, which incurred six months of depreciation expense in 2005 versus less than one month in 2004 after opening on June 14, 2004. The other expenses in 2005 increased primarily due to an increase in marketing expenses of $57,000 and the reimbursement of $100,000 in legal fees as part of an insurance claim recovery in the amount of $197,000 in 2004.

The Corporation continues to look for quality assets, seeks to maintain a low level of risk assets and seeks to grow the loan portfolio profitably. Non-performing loans totaled $33,000 at June 30, 2005 up from zero at December 31, 2004. The allowance for loan losses to total loans has decreased slightly to 1.73% at June 30, 2005 from 1.78% at December 31, 2004 as a result of growth in the loan portfolio, without a significant change in credit risk to the Company.

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Total assets increased to $545,463,000 at June 30, 2005 up from $518,477,000 at
December 31, 2004. The increase in assets at June 30, 2005 is mainly attributable to an increase of $15,582,000 in investment securities, $6,087,000 in loan growth and $2,210,000 increase in Federal Home Loan Bank stock. The funding for these assets came primarily from deposit growth and increased Federal Home Loan Bank Advances of $8,036,000 and $18,558,000, respectively in 2005.

Total deposits at June 30, 2005 were $307,142,000 up from $299,106,000 at December 31, 2004. The change from December 31, 2004 is due primarily to increases in demand deposit accounts of $6,658,000, certificates of deposit accounts of $2,208,000 and NOW accounts of $712,000 partially offset by a decrease in money market investment accounts of $1,895,000.

At June 30, 2005, the Company's stockholders' equity was $58,686,000 as compared to $57,838,000 at December 31, 2004. The increase during 2005 reflects net income of $1,617,000, a tax benefit associated with the exercise of stock options of $211,000 and proceeds from the exercise of stock options of $305,000. Offsetting these increases were the declaration of cash dividends to shareholders of $1,235,000 and a decrease in the market values of securities available for sale (net of taxes) of $50,000. The Corporation's leverage ratio decreased to 10.50% at June 30, 2005 from 11.25% at December 31, 2004 as a result of average quarterly assets increasing due to the purchase of investment securities during the first six months of 2005. The Corporation exceeds all regulatory minimum capital ratio requirements as defined by the Federal Reserve Bank as of and for all periods presented. The Bank exceeds all regulatory minimum capital ratio requirements as defined by the FDIC as of and for all periods presented.

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Massachusetts in Andover, Lawrence, Methuen, and North Andover and 1 banking office in Salem, New Hampshire. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today. Lawrence Savings Bank is an Equal Housing Lender and member, FDIC and DIFM.

This press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates or in the relationships between long-term and short-term rates, disruptions in credit markets, changes in regional and local economic conditions, changes in local housing markets, changes in the regulatory environment including regulatory compliance costs, changes in technology and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.


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                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)

                                                                                               June 30, 2005      December 31, 2004
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
Loans                                                                                           $    238,897       $        232,810
Allowance for loan losses                                                                             (4,135)                (4,140)
Investments held to maturity                                                                         229,146                200,264
Investments available for sale                                                                        49,739                 63,039
Federal Home Loan Bank stock                                                                          10,097                  7,887
Federal funds sold                                                                                     1,370                    209
Other assets                                                                                          20,349                 18,408
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Total assets                                                                                    $    545,463       $        518,477
===================================================================================================================================
Deposits                                                                                        $    307,142       $        299,106
Borrowed funds                                                                                       175,821                157,263
Other liabilities                                                                                      3,814                  4,270
Stockholders' equity                                                                                  58,686                 57,838
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Total liabilities and stockholders' equity                                                      $    545,463       $        518,477
===================================================================================================================================
Book value per share                                                                            $      13.20       $          13.33
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Select financial ratios:                                                                     June 30, 2005         December 31, 2004
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Capital ratios:
   Stockholders' equity to total assets ratio                                                         10.76%                 11.16%
Risk-based ratio
   Leverage ratio                                                                                     10.50%                 11.25%
   Total capital ratio                                                                                19.49%                 19.63%

Asset quality ratios:
   Allowance for loan losses to loans                                                                  1.73%                  1.78%
   Risk assets to total assets                                                                         0.01%                  0.00%
Risk assets:
   Non-performing loans                                                                         $         33        $            --
   Other real estate owned                                                                               --                      --
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Total risk assets                                                                               $         33        $            --
===================================================================================================================================


                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)

                                                         Three months ended                               Six months ended
                                                ----------------------------------             ------------------------------------
                                                 June 30, 2005       June 30, 2004              June 30, 2005         June 30, 2004
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
Interest income                                 $        6,495     $         5,461             $       12,604       $        10,903
Interest expense                                         2,964               2,095                      5,519                 4,114
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Net interest income                                      3,531               3,366                      7,085                 6,789
Provision (credit) for loan losses                          --                (300)                      --                    (300)
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Net interest income after provision (credit)
   for loan losses                                       3,531               3,666                      7,085                 7,089
Non-interest income                                        387                 505                        752                   827
Lawsuit judgment collected                                  --               2,275                         --                 2,275
Non-interest expense                                     2,760               2,771                      5,341                 5,259
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Net income before income taxes                           1,158               3,675                      2,496                 4,932
Income tax expense                                         400               1,318                        879                 1,789
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Net income                                      $          758     $         2,357               $      1,617       $         3,143
===================================================================================================================================
Basic earnings per share                        $         0.17     $          0.55               $       0.37       $          0.73
Dilutive earnings per share                     $         0.17     $          0.53               $       0.36       $          0.71
===================================================================================================================================
Average shares outstanding                           4,423,467           4,303,588                  4,394,673             4,283,613
Average diluted shares outstanding                   4,505,478           4,443,898                  4,519,115             4,437,404
===================================================================================================================================

                                                          Three months ended                            Six months ended
                                                    ---------------------------------          -------------------------------------
                                                    June 30, 2005       June 30, 2004          June 30, 2005         June 30, 2004
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
Select financial ratios:
  Return on average assets                               0.55%               1.95%                  0.60%                 1.32%
  Return on average stockholders' equity                 5.24%              17.12%                  5.63%                11.45%
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


*Unaudited